Exhibit 10.39


EXHIBIT 4 TO SECURITY AGREEMENT                                    Document 14
                                                        Contract No. MA - 13452


                              TITLE XI RESERVE FUND
                             AND FINANCIAL AGREEMENT

         THIS TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT (the "Financial Agreement"), dated November 5, 1998 between Perforadora Central, S.A. de C.V., a Mexican corporation ("the Company"), and THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary").

                                    RECITALS:

         Pursuant to the conditions and understandings set forth in the Recitals to the Security Agreement executed on this date, the Company has authorized the issuance of obligations designated "United States Government Guaranteed Export Ship Financing Obligations, 1998 Series" in an aggregate principal amount not to exceed $70,528,000.00 to finance the cost of construction of one LeTourneau Design Super 116C Jack-Up Drilling Unit (the "Vessel").

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. (a) Granting Clause. The Company hereby sells, grants, conveys, mortgages, assigns, transfers, pledges, confirms and sets over to the Secretary a continuing security interest in all of its right, title and interest in and to (1) the Title XI Reserve Fund, and (2) all sums, instruments, moneys, negotiable documents, chattel paper and proceeds thereof currently on deposit, or hereafter deposited in the Title XI Reserve Fund.

         (b) Definitions. For all purposes of this Financial Agreement, unless otherwise expressly provided or unless the context otherwise requires, the capitalized terms used herein shall have the meaning specified in Schedule X to the Security Agreement entered into on this date.

         SECTION 2. Title XI Reserve Fund Deposits. (a) Pursuant to the Depository Agreement, the Company shall establish with the Depository a depository account (herein called the "Title XI Reserve Fund").

         (b)(1) Within 150 days after the end of each fiscal year of the Company, the Company shall compute its net income attributable to the operation of the Vessels ("Title XI

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Reserve Fund Net Income"). This computation requires the multiplication of the
Company's total net income after taxes by a fraction with a numerator composed of the total original capitalized cost of all Company vessels (whether leased or owned) and a denominator composed of the total original capitalized cost of all the Company's fixed assets. The net income after taxes, stated in Mexican pesos, computed in accordance with Mexican generally accepted accounting principles reconciled to United States generally accepted accounting principles and stated in United States dollars, shall be adjusted as follows:

         (A) The depreciation expense applicable to the accounting year shall be added back.

         (B) There shall be subtracted an amount equal to the principal amount of debt required to be paid or redeemed, and actually paid or redeemed by the Company during the year; and the principal amount of Obligations Retired or Paid, prepaid or redeemed, in excess of the required Redemptions or payments which may be used by the Company as a credit against future required Redemptions or other required payments with respect to the Obligations, but excluding payments from the Title XI Reserve Fund and the Title XI Escrow Fund.

         (2) Promptly after the computation of the Title XI Reserve Fund Net Income by the Company:

         (A) If the Vessel is owned by the Company, then from the Title XI Reserve Fund Net Income for the Vessel there shall be deducted, annually, an amount (pro rated for a period of less than a full fiscal year) which is 10% of the Company's aggregate original equity investment in said Vessel, as specified in Attachment A.

         (B) The Company shall, unless otherwise approved by the Secretary in writing, deposit into the Title XI Reserve Fund an amount equal to 50 percent of the balance of the Title XI Reserve Fund Net income remaining after the above deductions.

         (C) Irrespective of the Company's deposit requirements into the Title XI Reserve Fund, the Company shall not be required to make any deposits into the Title XI Reserve Fund if (i) the Obligations and the related Secretary's Note shall have been satisfied and discharged and if the Company shall have paid or caused to be paid all other sums secured under the Security Agreement or the Mortgage, (ii) all of the Guarantees on the Outstanding Obligations shall have been terminated pursuant to the provisions of the Security Agreement, or (iii) the amount (including any securities at current market value) in the Title XI Reserve Fund is equal to, or in excess of 50% of the principal amount of the Outstanding Obligations;


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         (D) The Company shall deliver to the Secretary (with a copy to the
Depository) at the time of each deposit into the Title XI Reserve Fund pursuant to Section 2(b)(2)(B), and any deposits required under the Security Agreement, a statement of an independent certified public accountant (who may be the regular auditors for the Company) stating that such deposit has been computed in accordance with Section 2(b)(2)(B) (and the Security Agreement, if applicable) and showing the pertinent calculations.

         (E) In addition, the Company shall deliver to the Secretary (with a copy to the Depository), within 150 days after the end of each fiscal year of the Company, a statement by such certified public accountant stating (i) the total amount of all deposits to be so deposited into the Title XI Reserve Fund for such fiscal year (and showing the pertinent calculations), or (ii) that no such deposit was required to be made for such fiscal year (and showing the pertinent calculations) and that at the end of such fiscal year no adjustments pursuant to Section 2(b)(2)(F) were required to be made (and, if such adjustments were required to be made, stating the reasons therefor).

         (F) The computation of all deposits required by this Section 2 shall be made on the basis of information available to the Company at the time of each such deposit. Each such deposit shall be subject to adjustments from time to time in the event and to the extent that the same would be required or permitted by mistakes or omissions, additional information becoming available to the Company, or judicial or administrative determinations made subsequent to the making of such deposits.

         SECTION 3. Withdrawals from the Title XI Reserve Fund. (a) From time to time, moneys in the Title XI Reserve Fund shall be subject to withdrawal by delivery by the Company to the Secretary of a Request for Payment (specifying the Person or Persons to be paid and the amount of such payment) executed by the Company, together with an Officer's Certificate of the Company stating the reasons and purpose for the withdrawal.

         (b) Upon approval by the Secretary of the Request for Payment evidenced by the countersignature thereon of the Secretary, the Secretary shall cause the Request for Payment to be delivered to the Depository, which shall promptly make payment to such Person or Persons in accordance with the terms of such Request for Payment.

         SECTION 4. Termination of the Title XI Reserve Fund. (a) The Title XI Reserve Fund shall terminate at such time as the Secretary's Note shall have been satisfied and discharged and the Company shall have paid or caused to be paid all sums secured under the Security Agreement or the Mortgage.


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


         (b) Upon the termination of the Title XI Reserve Fund, pursuant to
Section 4(a), the moneys remaining in the Title XI Reserve Fund shall be subject to withdrawal and payment into the general funds of the Company.

         (c) Upon payment by the Secretary to the Indenture Trustee of the Guarantees pursuant to the Indenture, the Title XI Reserve Fund shall, upon written instructions of the Secretary, be terminated and the balance remaining in the Title XI Reserve Fund shall be paid to the Secretary and the Company as determined by the Secretary.

         (d) Any withdrawal from the Title XI Reserve Fund pursuant to Section 4 shall not effect a discharge of or diminish any obligations of the Company under the Security Agreement, Mortgage or any other agreement as the case may be except to the extent that the amount withdrawn is applied to payments required to be made by the Company under the Security Agreement, Mortgage or any other agreement.

         SECTION 5. Eligible Investments; Form of Deposits. (a) Moneys in the Title XI Reserve Fund shall, if so directed by a Request of the Company delivered to the Depository (with a copy to the Secretary), be invested by the Depository in the following Eligible Investments:

         (1) time deposits, negotiable certificates of deposit, or similar instruments of deposit with a bank or trust company organized as a corporation under the laws of the United States or any State thereof, or of the District of Columbia, subject to supervision or examination by Federal or State authority or authority of the District of Columbia, and having a combined capital and surplus of at least $3,000,000; provided that, the aggregate of all such time deposits and certificates of deposit with any one bank or trust company shall not exceed 10% of the combined capital and surplus of such bank or trust company;

         (2) short term commercial paper having either of the two highest ratings for short term commercial paper assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such commercial paper; and

         (3) securities (designated by the Company in such Request) which at the date of such investment are --

         (A) direct obligations of, or obligations (other than the Obligations or Obligations related to the Company) fully guaranteed or insured by, the United States or any agency of the United States or with the Secretary's prior written consent and subject to such conditions imposed by him, obligations or securities fully insured by an instrumentality of the United States;


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

         (B) bonds, not in default as to principal or interest of any county, municipality or state of the United States and having either of the two highest ratings for bonds assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such bonds;

         (C) bonds, not in default as to principal or interest, of corporations organized and existing under the laws of the United States or of the District of Columbia or of any state of the United States and having one of the three highest ratings for bonds assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such bonds; provided that, no investment under this subsection shall be made in any obligations of the Company or a Related Party;

         (D) capital stock, but limited at the time of acquisition to any amounts in the Title XI Reserve Fund in excess of the principal amount of Obligations to be redeemed pursuant to the mandatory sinking fund provisions of the Indenture, during the next succeeding 12 months of (i) corporations organized and existing under the laws of the United States or the District of Columbia or of any state of the United States if such stock is currently fully listed and registered upon an exchange registered with the Securities and Exchange Commission as a national securities exchange and permitted for investment by a savings bank under the laws of the State of New York without regard to the provisions therein limiting such investments to a percentage of the assets or surplus of such savings bank, (ii) banks either regulated by the Comptroller of the Currency of the United States or subject to the Banking Law of the State of New York, or (iii) insurance companies licensed to do business in such state; provided that, no investment under this subsection shall be made in stock of the Company or a Related Party; provided further that, any request under this subsection shall be accompanied by an opinion of counsel satisfactory to the Secretary as to the qualification of such securities under this clause and provided further, that the Company shall cause to be sold, within 60 days, or at any time if the Secretary so directs the Company in writing, any securities which cease to qualify under this subsection.

         (b) In any case where the Company is required to deposit or redeposit sums into the Title XI Reserve Fund, the Company shall make the required deposit in cash or, in lieu thereof, with the Secretary's prior written approval, may deposit into the Title XI Reserve Fund, negotiable certificates of deposit, short term commercial paper or securities which are (1) Eligible Investments (2) owned by the Company and (3) of an equivalent current market value (based upon the last sales price thereof on the Business Day immediately preceding such deposit or, if there shall have been no sale thereof on such day, the average of the last known bid and asked prices). With the Secretary's prior written approval, the Company may exchange Eligible Investments in the Title XI Reserve Fund at current market value (determined as above provided) for an equivalent amount of cash.


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

         (c) Cash held in the Title XI Reserve Fund will be held by the Depository pursuant to the Depository Agreement.

         SECTION 6. Company's Rights with Respect to Securities Held in the Title XI Reserve Fund. Unless there is an existing Default under the Security Agreement, the Company shall have:

         (a) the right to vote securities held in the Title XI Reserve Fund as to (1) the sale of all or any part of the assets of the issuer or obligor thereof, (2) the increase or reduction of the capital of such issuer or obligor,
(3) the liquidation, dissolution, merger or consolidation of such issuer or obligor, or (4) any purpose which would not then impair the lien of, or the security interest granted to the Secretary; and

         (b) the right to exercise any and all rights of ownership of such securities, including the right to consent or object to the extension, modification or renewal of any thereof, the right to consent or object to any plan of reorganization, or readjustment, and the right to exercise any right, privilege or option pertaining thereto.

         SECTION 7. Annual Statement of Company with Respect to the Title XI Reserve Fund. Within 150 days after the close of each fiscal year of the Company at the end of which there are funds in the Title XI Reserve Fund (and at such other times as the Secretary may request in writing), the Company shall submit to the Secretary (with a copy to the Depository) (a) an opinion of counsel satisfactory to the Secretary as to the qualification, under Section 5(a)(3)(D), of securities acquired pursuant to Section 5(a)(3)(D) and then held in the Title XI Reserve Fund and (b) a list of the Eligible Investments held in the Title XI Reserve Fund at the close of said fiscal year (or at the time of the Secretary's request as aforesaid).

         SECTION 8. Financial Requirements of the Company. (a) Primary Covenants. The Company shall not without the Secretary's prior written consent:

         (1) Except as hereinafter provided, make any distribution of earnings, except as may be permitted by (A) or (B) below:

         (A) From retained earnings in an amount specified in Section 8(a)(1)(C) below, provided that, in the fiscal year in which the distribution of earnings is made there is no operating loss to the date of such payment of such distribution of earnings, and (i) there was no operating loss in the immediately preceding three fiscal years, or (ii) there was a one-year operating loss during the immediately preceding three fiscal years, but (a) such loss was not in the immediately preceding fiscal year, and (b) there was positive net income for the three year period;


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

         (B) If distributions of earnings may not be made under (A) above, a distribution can be made in an amount equal to the total operating net income for the immediately preceding three fiscal year period, provided that, (i) there were no two successive years of operating losses, (ii) in the fiscal year in which such distribution is made, there is no operating loss to the date of such distribution, and (iii) the distribution or earnings made would not exceed an amount specified in Section 8(a)(1)(C) below;

         (C) Distributions of earnings may be made from earnings of prior years in an aggregate amount equal to (i) 40 percent of the Company's total net income after tax for each of the prior years, less any distributions that were made in such years; or (ii) the aggregate of the Company's total net income after tax for such prior years, provided that, after making such distribution, the Company's Long Term Debt does not exceed its Net Worth. In computing net income for purposes of this subsection, extraordinary gains, such as gains from the sale of assets, shall be excluded;

         (2) Enter into any service, management or operating agreement for the operation of the Vessel (excluding husbanding type agreements), or appoint or designate a managing or operating agent for the operation of the Vessel (excluding husbanding agents) unless approved by the Secretary;

         (3) (A) Sell, mortgage, transfer, or demise charter the Vessel or any assets to any non-Related Party except as permitted in subsection 8(a)(7) below, or (B) sell, mortgage, transfer, or demise charter the Vessel or any assets to a Related Party, unless such transaction is (I) at a fair market value as determined by an independent appraiser acceptable to the Secretary, and (ii) a total cash transaction or, in the case of demise charter, the charter payments are cash payments;

         (4) Enter into any agreement for both (A) sale and (B) leaseback of the same assets so sold unless the proceeds from such sale are at least equal to the fair market value of the property sold;

         (5) Guarantee, or otherwise become liable for the obligations of any Person, except in respect of any undertakings as to the fees and expenses of the Indenture Trustee, except endorsement for deposit of checks and other negotiable instruments acquired in the ordinary course of business and except as otherwise permitted in Section 8(b);

         (6) Directly or indirectly embark on any new enterprise or business activity not directly connected with the business of shipping, oil field drilling or other activity in which the Company is actively engaged;

         (7) Enter into any merger or consolidation or convey, sell, demise charter, or otherwise transfer, or dispose of any portion of its properties or assets (any and all of which


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

acts are encompassed within the words "sale" or "sold" as used herein), provided that, the Company shall not be deemed to have sold such properties or assets if
(A) the Net Book Value (defined as the original book value of an asset less depreciation calculated on a straight line basis over its useful life) of the aggregate of all the assets sold by the Company during any period of 12 consecutive calendar months does not exceed 10% of the total Net Book Value of all of the Company's assets (the assets which are the basis for the calculation of the 10% of the Net Book Value are those indicated on the most recent audited annual financial statement required to be submitted pursuant to Section 9 hereof prior to the date of the sale); (B) the Company retains the proceeds of the sale of assets for use in accordance with the Company's regular business activities; and (C) the sale is not otherwise prohibited by subsection 8(a)(3). Notwithstanding any other provision of this subsection, the Company may not consummate such sale without the Secretary's prior written consent if the Company has not, prior to the time of such sale, submitted to the Secretary the financial statement in clause A of this subsection, and any attempt to consummate a sale absent such approval shall be null and void ab initio.

         (b) Supplemental Covenants. Unless, after giving effect to such transaction or transactions, during any fiscal year of the Company, (1) the Company's Working Capital is equal to at least one dollar, (2) the Company's Long-Term Debt does not exceed two times the Company's Net Worth and (3) the Company's Net Worth is at least the amount specified in Attachment A hereto, the Company shall not, without the Secretary's prior written consent:

                  (A)  Withdraw any capital;

                  (B) Redeem any share capital or convert any of the same into debt;

                  (C) Pay any dividend (except dividends payable in capital stock of the Company);

                  (D) Make any loan or advance (except advances to cover current expenses of the Company), either directly or indirectly, to any stockholder, director, officer, or employee of the Company, or to any Related Party;

                  (E)  Make any investments in the securities of any Related
Party;

                  (F) Prepay in whole or in part any indebtedness to any stockholder, director, officer or employee of the Company, or to any Related Party;

                  (G) Increase any direct employee compensation (as hereinafter defined) paid to any employee in excess of $100,000 per annum; nor increase any direct employee compensation which is already in excess of $100,000 per annum; nor initially employ or


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

re-employ any person at a direct employee compensation rate in excess of $100,000 per annum; provided, however, that beginning with January 1, 2000, the $100,000 limit may be increased annually based on the previous year's closing CPI-U (Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics). For the purpose of this section the term "direct employee compensation" is the total amount of any wage, salary, bonus, commission, or other form of direct payment to any employee from all companies with guarantees under Title XI of the Act as reported to the Internal Revenue Service for any fiscal year;

         (H) Acquire any fixed assets other than those required for the maintenance of the Company's existing assets, including the normal maintenance and operation of any vessel or vessels owned or chartered by the Company; however, the company shall not be deemed to have acquired any fixed assets in violation of this provision if (i) the Net Book Value (defined as the original book value of an asset less depreciation calculated on a straight line basis over its useful life) or the aggregate of all the fixed assets purchased by the company during any period of 12 consecutive calendar months does not exceed 10% of the total Net Book Value of all of the Company's assets (the assets which are the basis for the calculation of the 10% of the Net Book Value are those indicated on the most recent audited annual financial statement required to be submitted pursuant to Section 14 hereof prior to the date of the sale; and (ii) the fixed assets are used in the company's regular business activities. Notwithstanding any other provision of this subsection the company may not acquire such fixed assets without the prior written consent of the Secretary if the company has not, prior to the time of such sale, submitted to the Secretary the financial statement referred to in Section 14(a) of these General Provisions, and any attempt to purchase fixed assets absent such approval shall be null and void ab initio.

         (I) Either enter into or become liable (directly or indirectly) under charters and leases (having a term of six months or more) for the payment of charter hire and rent on all such charters and leases which have annual payments aggregating in excess of $4,300,000.00;

         (J) Pay any indebtedness subordinated to the Obligations or to any other Title XI obligations;

         (K) Create, assume, incur, or in any manner become liable for any indebtedness, except current liabilities, or short term loans, incurred or assumed in the ordinary course of business as such business presently exists;

         (L) Make any investment, whether by acquisition of stock or indebtedness, or by loan, advance, transfer of property, capital contribution, guarantee of indebtedness or otherwise, in any Person, other than obligations of the United States, bank deposits


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


or investments in securities of the character permitted for moneys in the Title
 XI Reserve Fund;

         (M) Create, assume, permit or suffer to exist or continue any mortgage, lien, charge or encumbrance upon, or pledge of, or subject to the prior payment of any indebtedness, any of its property or assets, real or personal, tangible or intangible, whether now owned or hereafter acquired, or own or acquire, or agree to acquire, title to any property of any kind subject to or upon a chattel mortgage or conditional sales agreement or other title retention agreement, except (i) loans, mortgages and indebtedness guaranteed by the Secretary under Title XI of the Act or related to the construction of a vessel approved for Title XI by the Secretary and (ii) liens incurred in the ordinary course of business as such business presently exists.

         SECTION 9. (a) Annual Financial Statements. The Company shall furnish to the Secretary, in duplicate, (1) within 150 days after the end of the Shipowner's fiscal year commencing with the first fiscal year ending after the date of the Security Agreement, the Company's Audited Financial Statements including balance sheet and income statement for such fiscal year along with a completed M.A. Form 172 or such other form approved by the Secretary, and (2) within 90 days after the expiration of each semi-annual period of each fiscal year commencing with the first such semi-annual period ending after the date of the Security Agreement, a completed M.A. Form 172 or such other form approved by the Secretary for such semi-annual period along with an Officer's Certificate certifying its accuracy.

         (b) Annual No Default Certificates. Within 150 days after the end of the Company's fiscal year, the Company shall furnish to the Secretary, an Officer's Certificate dated as of the close of such fiscal year stating whether or not, the Company is in default in the performance of or in default in the compliance with any covenant, agreement or condition contained herein or in the Mortgage, Security Agreement or charter relating to any Vessel listed in Attachment A hereto, and if so, specifying each such default and stating the nature thereof.

         SECTION 10. Qualifying Financial Requirements of the Company. Immediately upon the execution and delivery of this Agreement, the Company shall meet the requirements with respect to Working Capital, Net Worth and Long Term Debt specified in Section 8(b).

         SECTION 11. Notices. Except as otherwise provided in this Agreement, notices, requests, directions, instructions, waivers, approvals or other communication may be made or delivered in person or by registered or certified mail, postage prepaid, addressed to the party as provided below, or to such other address as such party may hereafter specify in a written notice to the other parties named herein, and all notices or other communications


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shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:

         The Secretary as:  SECRETARY OF TRANSPORTATION
                            c/o Maritime Administrator
                            Maritime Administration
                            400 Seventh Street, S.W.
                            Washington, D.C. 20590


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

         The Title XI Reserve
         Fund Depository as:  Bank One Trust Company N.A.
                              210 Baronne Street, 3rd Floor
                              New Orleans, LA 70112
                              Attention: Corporate Trust Department

         The Company as:      Perforadora Central, S.A. de C.V.
                              Montes Urales 520
                              Lomas de Chapultec
                              Mexico 11000, D.F.

         With a Copy to:      Milling Benson Woodward, L.L.P.
                              909 Poydras Street, Suite 2300
                              New Orleans, LA 70112-1010
                              Attention: Neal D. Hobson

         SECTION 12. Amendments and Supplements. No agreement shall be effective to amend, supplement, or discharge in whole or in part this Financial Agreement unless such agreement is in writing signed by the parties hereto. Any amendments, additions, deletions, substitutions or other changes not made in accordance with this provision shall be invalid and of no effect.

         SECTION 13. Counterparts. This Financial Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall together constitute but one and the same instrument.

         SECTION 14. Jurisdiction and Consent to Suit. This Title XI Reserve Fund and Financial Agreement hereby adopts and incorporates by reference as if fully set forth herein the provisions relating to Jurisdiction and Consent to Suit of the Special Provisions of the Security Agreement.

         SECTION 15. Payments in U.S. Currency. This Title XI Reserve Fund and Financial Agreement hereby adopts and incorporates by reference as if fully set forth herein Section 11.06 of the Security Agreement.

         SECTION 16. Immunity. This Title XI Reserve Fund and Financial Agreement hereby adopts and incorporates by reference as fully set forth herein
Section 11.07 of the Security Agreement.


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         IN WITNESS WHEREOF, this Title XI Reserve Fund and Financial Agreement has been executed by the parties hereto as of the day and year first above written.

(The company has no seal.)                  PERFORADORA CENTRAL S.A. de C.V.

Attest:

/s/ JAVIER ALVAREZ MORPHY                   By: /s/ PATRICIO ALVAREZ MORPHY
------------------------------              ----------------------------------
Secretary                                   Patricio Alvarez Morphy, President


                                            UNITED STATES OF AMERICA
Attest:                                     SECRETARY OF TRANSPORTATION

/s/ JULIE P. AGARWAL                        MARITIME ADMINISTRATOR
------------------------------


                                            By: /s/ JOEL C. RICHARD
                                            ----------------------------------


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


                                  ATTACHMENT A
                  TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT
                            (Contract No. MA - 13452)


1.   This Financial Agreement shall apply to the following Vessel:
     One LeTourneau  designed Super 116C Mobil Jack-Up Drilling Unit.

2.   The Company's Net Worth for use in Section 8(b) is $43,575,031.00.


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